UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 1, 2009

PlanetOut Inc.
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	000-50879 (Commission File Number)	94-3391368 (IRS Employer Identification No.)

1355 Sansome Street, San Francisco CA (Address of principal executive offices)	94111 (Zip Code)
Registrant’s telephone number, including area code (415) 834-6500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☑      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On June 1, 2009, PlanetOut Inc. (the “Company” or “PlanetOut”), Stephen P. Jarchow, Paul A. Colichman and Here Management LLC (collectively referred to as the “HMI Owners”), Here Networks LLC and Regent Entertainment Media Inc. (collectively referred to as the “HMI Entities”), HMI Merger Sub, Inc. and Here Media Inc. entered into the Second Amendment to Agreement and Plan of Merger (the “Second Amendment”) amending the Agreement and Plan of Merger dated January 8, 2009, as amended on April 27, 2009 (the “Merger Agreement”). The Merger Agreement is attached as Exhibit 2.1 to the Company’s current report on Form 8-K filed on January 14, 2009. The First Amendment to Merger Agreement is attached as Exhibit 2.1 to the Company’s current report on Form 8-K filed on May 1, 2009.
     Section 8.1(b) of the Merger Agreement, as amended, allows either PlanetOut or Here Media Inc. to terminate the Merger Agreement if the Closing (as defined in the Merger Agreement) has not occurred on or before May 31, 2009, provided that the right to terminate the Merger Agreement pursuant to Section 8.1(b) shall not be available to any party whose action or failure to act has been the cause of or resulted in the failure of the Merger (as defined in the Merger Agreement) to occur on or before that date and such action or failure to act constitutes a breach of the Merger Agreement. The Second Amendment extends the date in Section 8.1(b) of the Merger Agreement from May 31, 2009 to June 15, 2009.
     The Merger Agreement, as modified by the Second Amendment, remains in full force and effect. The Second Amendment, which is filed as an exhibit to this current report on Form 8-K, is incorporated herein by reference. The foregoing description of the Second Amendment is qualified in its entirety by reference to such exhibit.
     Forward-Looking Statements
     In addition to the historical information contained herein, this current report on Form 8-K contains forward-looking statements, including statements regarding the proposed business combination and the timing thereof, as well as statements containing the words “believes,” “anticipates,” “expects,” and similar words. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the companies to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the timing of regulatory and stockholder approvals, the limited operating history and variability of operating results of the parties to the transaction; competition; timing of product launches; success of marketing efforts; and dependence on technology infrastructure, cable and satellite operators, and the Internet. A more detailed discussion about certain factors affecting PlanetOut can be found in the periodic reports PlanetOut files with the SEC, including its Form 10-K for the year ended December 31, 2008, as amended, and its Form 10-Q for the quarter ended March 31, 2009.
     Additional Information and Where to Find It
     Nothing in this current report on Form 8-K shall constitute a solicitation to buy or an offer to sell shares of Here Media Inc., the new public company formed in connection with the transaction described in the Merger Agreement. The offer and sale of such shares in the transaction will only be made pursuant to an effective registration statement. Stockholders are urged to read the Proxy Statement/Prospectus that is included in the registration statement on Form S-4 concerning this transaction on file with the Securities and Exchange Commission because it contains important information. Investors may obtain this document for free from the SEC’s web site at www.sec.gov or from PlanetOut by contacting its corporate secretary.
     PlanetOut and its directors and executive officers may be deemed, under SEC rules, to be participants in the solicitation of proxies from PlanetOut’s stockholders with respect to the proposed transaction. Information regarding PlanetOut and its directors and executive officers is included in its annual report on Form 10-K filed with the SEC on March 4, 2009, its amended annual report on Form 10-K/A filed on April 30, 2009 and in other public filings made from time to time with the SEC, which are available on the SEC’s website. More detailed information regarding the identity of potential participants and their direct or indirect interests in the transaction, by securities holdings or otherwise, are set forth in the registration statement and Proxy Statement/Prospectus and other documents filed or to be filed with the SEC in connection with the proposed transaction.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description
2.1	Second Amendment to Agreement and Plan of Merger, dated as of June 1, 2009, by and among PlanetOut Inc., Here Media Inc., HMI Merger Sub, Inc., the HMI Owners and the HMI Entities.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PlanetOut Inc.
Date: June 3, 2009	By:	/s/ Daniel E. Steimle
Daniel E. Steimle
Chief Executive Officer and Chief Financial Officer